CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Neuberger Berman Intrinsic Value Fund, a series of shares of the Neuberger Berman Equity Funds.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 5, 2010